As filed with the Securities and Exchange Commission on March 28, 2016

Registration Statement No. 333-66305

Registration Statement No. 333-31737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-66305

FORM S-8 REGISTRATION STATEMENT NO. 333-31737

UNDER

THE SECURITIES ACT OF 1933

Lake Sunapee Bank Group

(Exact name of registrant as specified in its charter)

Delaware	02-0430695
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9 Newport, New Hampshire	03773
(Address of Principal Executive Offices)	(Zip Code)

New Hampshire Thrift Bancshares, Inc. 1998 Stock Option Plan

New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan

(Full titles of the Plans)

Stephen R. Theroux

Vice Chairman, President and Chief Executive Officer

Lake Sunapee Bank Group

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(name and address of agent for service)

(603) 863-0886

(Telephone number, including area code, of agent for service)

Copy to:

Richard A. Schaberg

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

Lake Sunapee Bank Group, formerly New Hampshire Thrift Bancshares, Inc. (the “Registrant”), previously registered shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) concerning shares of Common Stock issuable or issued under each of the Registrant’s 1998 Stock Option Plan and 1996 Stock Option Plan (the “Plans”). The Registrant is no longer issuing securities under the Plans. This Post-Effective Amendment No. 1 is being filed to deregister the remaining unissued shares of Common Stock that were registered for issuance pursuant to the below-referenced Registration Statements in connection with the Plans:

•	Registration Statement on Form S-8 (No. 333-66305) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October 29, 1998 registering 208,855 shares of Common Stock for issuance under the 1998 Stock Option Plan.

•	Registration Statement on Form S-8 (No. 333-31737) filed by the Registrant with the SEC on July 21, 1997 registering 168,950 shares of Common Stock for issuance under the 1996 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport, New Hampshire, on this 28th day of March, 2016. No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name: Stephen R. Theroux
Title: Vice Chairman, President and Chief Executive Officer